

                         CONSECO, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                     ASSETS




                                                                                                 June 30,      December 31,
                                                                                                   1995            1994
                                                                                                   ----            ----
                                                                                                (restated)       (audited)
                                                                                                (unaudited)
Investments:
  Actively managed fixed maturities at fair value (amortized cost:
     1995 - $11,982.8;  1994 - $7,440.5)......................................................  $ 12,365.7     $ 7,067.1
  Equity securities at fair value (cost: 1995 - $42.7; 1994- $43.0)...........................        43.3          39.6
  Mortgage loans..............................................................................       371.0         142.6
  Credit-tenant loans.........................................................................       239.2          69.0
  Policy loans................................................................................       312.7         175.1
  Investment in CCP Insurance, Inc............................................................         -           195.4
  Other invested assets.......................................................................        89.2          68.7
  Trading account securities..................................................................         -            21.6
  Short-term investments......................................................................       471.9         295.4
  Assets held in separate accounts............................................................       199.0          84.9
                                                                                                 ---------     ---------

           Total investments..................................................................    14,092.0       8,159.4

Accrued investment income.....................................................................       226.2         126.3
Reinsurance receivables.......................................................................        85.6          45.5
Income tax asset..............................................................................         -           195.2
Cost of policies purchased....................................................................     1,138.3       1,021.6
Cost of policies produced.....................................................................       385.6         300.7
Goodwill (net of accumulated amortization: 1995 - $36.1; 1994 - $25.3)........................       857.4         687.7
Property and equipment (net of accumulated depreciation:  1995 - $31.6;  1994 - $27.1)........        90.8          89.1
Securities segregated for the future redemption of redeemable preferred stock
  of a subsidiary.............................................................................        37.6          36.2
Cash segregated for the retirement of subordinated debentures of a subsidiary.................        15.1          24.2
Other assets..................................................................................       150.0         126.0
                                                                                                 ---------     ---------

           Total assets.......................................................................   $17,078.6     $10,811.9
                                                                                                 =========     =========





                            (continued on next page)








               The accompanying notes are an integral part of the
                       consolidated financial statements.


                         CONSECO, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEET, continued
                              (Dollars in millions)

                      LIABILITIES AND SHAREHOLDERS' EQUITY




                                                                                                 June 30,      December 31,
                                                                                                   1995            1994
                                                                                                   ----            ----
                                                                                                (restated)       (audited)
                                                                                                (unaudited)
Liabilities:
  Insurance liabilities.......................................................................  $ 13,237.9     $ 8,537.4
  Income tax liabilities......................................................................        37.1           -
  Investment borrowings.......................................................................       456.5           -
  Other liabilities...........................................................................       404.1         318.0
  Liabilities related to separate accounts....................................................       199.0          84.9
  Notes payable of Conseco....................................................................       613.5         191.8
  Notes payable of Partnership II entities, not direct obligations of Conseco.................       308.0         331.1
  Notes payable of Bankers Life Holding Corporation, not direct obligations of Conseco........       272.2         280.0
                                                                                                 ---------    ----------

           Total liabilities..................................................................    15,528.3       9,743.2
                                                                                                 ---------    ----------
Minority interest.............................................................................       606.9         321.7
                                                                                                 ---------    ----------

Shareholders' equity:
   Preferred stock............................................................................       283.5         283.5
   Common stock and additional paid-in capital, no par value,
     500,000,000 shares authorized, shares outstanding:
     1995 - 20,211,249; 1994 - 22,184,850.....................................................       153.3         165.8
   Unrealized appreciation (depreciation) of securities (net of applicable
     deferred income taxes: 1995 - $20.6; 1994 - $(65.9)).....................................        34.5        (139.7)
   Retained earnings..........................................................................       472.1         437.4
                                                                                                 ---------    ----------

           Total shareholders' equity.........................................................       943.4         747.0
                                                                                                 ---------    ----------

           Total liabilities and shareholders' equity.........................................   $17,078.6     $10,811.9
                                                                                                 =========     =========

















               The accompanying notes are an integral part of the
                       consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                    Three months ended            Six months ended
                                                                           June 30,                   June 30,
                                                                   --------------------          -------------------
                                                                   1995            1994          1995           1994
                                                                   ----            ----          ----           ----
                                                                (restated)                    (restated)
Revenues:
   Insurance policy income....................................     $362.6         $312.9       $ 730.2         $634.0
   Investment activity:
      Net investment income...................................      286.1           73.4         556.9          141.9
      Net trading income (losses).............................        4.2           (2.4)          6.0           (2.4)
      Net realized gains (losses).............................       73.0           (4.0)         74.5          (11.6)
   Fee revenue................................................        7.7           15.2          15.6           28.1
   Equity in earnings of CCP Insurance, Inc...................        -              9.2           -             17.2
   Equity in earnings of Western National Corporation.........        -              9.5           -             31.4
   Restructuring income ......................................        -              -             -             65.3
   Other income...............................................        3.5             .1           6.2             .2
                                                                  -------        -------       -------         ------

         Total revenues.......................................      737.1          413.9       1,389.4          904.1
                                                                  -------        -------       -------         ------

Benefits and expenses:
   Insurance policy benefits..................................      271.0          224.0         546.1          456.3
   Change in future policy benefits...........................        9.5            8.7          13.2           19.8
   Interest expense on annuities and financial products.......      144.3           18.2         282.5           32.8
   Interest expense on notes payable..........................       26.2           11.7          52.4           25.2
   Interest expense on investment borrowings..................       10.1            2.7          13.5            4.9
   Amortization related to operations.........................       53.1           32.3         104.5           62.5
   Amortization related to realized gains and losses..........       40.7            -            43.4            (.9)
   Other operating costs and expenses.........................       65.7           52.9         131.5          105.9
                                                                  -------        -------      --------         ------

         Total benefits and expenses..........................      620.6          350.5       1,187.1          706.5
                                                                  -------        -------      --------         ------

         Income before income taxes, minority
            interest and extraordinary charge.................      116.5           63.4         202.3          197.6

Income tax expense (benefit)..................................      (21.8)          18.5          13.2           58.3
                                                                 --------        -------       -------         ------

         Income before minority interest and
            extraordinary charge .............................      138.3           44.9         189.1          139.3

Minority interest.............................................       38.4           10.7          64.8           22.6
                                                                 --------        -------       -------        -------

         Income before extraordinary charge...................       99.9           34.2         124.3          116.7

Extraordinary charge on extinguishment of debt,
   net of taxes and minority interest.........................        -              -              -             2.4
                                                                 -------        -------       -------        -------


                            (continued on next page)




               The accompanying notes are an integral part of the
                       consolidated financial statements.



                         CONSECO, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF OPERATIONS, continued
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                     Three months ended           Six months ended
                                                                          June 30,                     June 30,
                                                                     ------------------           ------------------
                                                                      1995         1994           1995          1994
                                                                      ----         ----           ----          ----
                                                                   (restated)   (restated)
         Net income...........................................         99.9         34.2          124.3         114.3

Less preferred stock dividends................................          4.6          4.6            9.2           9.3
                                                                      -----        -----         ------       -------

         Net income applicable to common stock................        $95.3        $29.6         $115.1        $105.0
                                                                      =====        =====         ======        ======

Earnings per common share and common equivalent share:
   Primary:
      Weighted average shares outstanding.....................   21,323,000   26,487,000     21,576,000    27,396,000
      Net income before extraordinary charge..................        $4.47        $1.11          $5.33         $3.92
      Extraordinary charge....................................         -             -              -            (.09)
                                                                      -----        -----         ------         -----

         Net income...........................................        $4.47        $1.11          $5.33         $3.83
                                                                      =====        =====          =====         =====

   Fully diluted:
      Weighted average shares outstanding.....................   25,782,000   30,996,000     26,029,000    31,905,000
      Net income before extraordinary charge..................        $3.87        $1.10          $4.78         $3.66
      Extraordinary charge....................................         -             -              -            (.08)
                                                                  --------        ------      ---------        ------

         Net income...........................................        $3.87        $1.10          $4.78         $3.58
                                                                      =====        =====          =====         =====



























               The accompanying notes are an integral part of the
                       consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                              (Dollars in millions)
                                   (unaudited)

                                                                                            Six months ended
                                                                                                June 30,
                                                                                           ------------------
                                                                                           1995         1994
                                                                                           ----         ----
Preferred stock:
   Balance, beginning and end of period...............................................    $283.5       $ 287.5
                                                                                          ======       =======

Common stock and additional paid-in capital:
   Balance, beginning of period.......................................................    $165.8       $ 102.8
      Amounts related to stock options and employee benefit plans.....................       2.4          18.8
      Tax benefit related to issuance of shares under employee benefit plans..........        .1          67.5
      Cost of shares acquired charged to common stock and additional
         paid-in capital..............................................................     (15.0)        (16.7)
                                                                                        --------    ----------

   Balance, end of period.............................................................    $153.3       $ 172.4
                                                                                          ======       =======

Unrealized appreciation (depreciation) of securities:
   Balance, beginning of period.......................................................   $(139.7)     $   97.5
      Change in unrealized appreciation (depreciation)................................     174.2        (216.0)
                                                                                         -------       -------

   Balance, end of period.............................................................   $  34.5       $(118.5)
                                                                                         =======       =======

Retained earnings:
   Balance, beginning of period.......................................................    $437.4       $ 654.8
      Net income .....................................................................     124.3         114.3
      Cost of shares acquired charged to retained earnings............................     (77.4)       (240.0)
      Dividends on common stock.......................................................      (3.0)         (6.3)
      Dividends on preferred stock....................................................      (9.2)         (9.3)
                                                                                       ---------      --------

   Balance, end of period.............................................................    $472.1       $ 513.5
                                                                                          ======       =======

         Total shareholders' equity...................................................    $943.4       $ 854.9
                                                                                          ======       =======




















               The accompanying notes are an integral part of the
                       consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                              (Dollars in millions)
                                   (unaudited)

                                                                                                        Six months ended
                                                                                                            June 30,
                                                                                                       1995          1994
                                                                                                       ----          ----
                                                                                                 (restated)
Cash flows from operating activities:
  Net income..................................................................................     $   124.3     $  114.3
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization and depreciation............................................................         152.3         65.1
     Income taxes.............................................................................         (43.1)       (27.4)
     Insurance liabilities....................................................................         (19.7)        28.8
     Interest credited to insurance liabilities...............................................         282.5         32.8
     Fees charged to insurance liabilities....................................................         (51.7)       (17.5)
     Accrual and amortization of investment income............................................         (66.4)       (13.4)
     Deferral of cost of policies produced....................................................        (153.6)       (65.2)
     Restructuring income.....................................................................            -         (65.3)
     Equity in undistributed earnings of Western National Corporation.........................            -         (30.4)
     Equity in undistributed earnings of CCP Insurance, Inc...................................            -         (16.7)
     Trading account securities...............................................................            -          17.2
     Minority interest........................................................................          55.0         18.1
     Extraordinary charge on extinguishment of debt...........................................           -            2.4
     Realized gains (losses) and trading income (losses)......................................         (80.5)        14.0
     Other....................................................................................          20.8        (22.8)
                                                                                                   ---------     --------

           Net cash provided by operating activities..........................................         219.9         34.0
                                                                                                   ---------     --------

Cash flows from investing activities:
  Sales of investments........................................................................       3,133.5        884.3
  Maturities and redemptions..................................................................         157.5         84.7
  Purchases of investments....................................................................      (3,877.8)    (1,099.0)
  Purchase of additional shares of Bankers Life Holding Corporation...........................        (262.4)          -
  Purchase of additional shares of subsidiaries' common stock by subsidiaries.................         (44.5)          -
  Cash held by CCP Insurance, Inc. before consolidation.......................................         123.0           -
  Cash received from reinsurance recapture....................................................           -          158.8
  Cash held by Western National Corporation before deconsolidation
     and the settlement of intercompany balances..............................................           -         (352.5)
  Proceeds from sale of shares of Western National Corporation and related transactions.......           -          537.9
  Other.......................................................................................          (4.5)       (39.7)
                                                                                                    --------     --------

           Net cash provided (used) by investing activities ..................................        (775.2)       174.5
                                                                                                   ---------    ---------

Cash flows from financing activities:
  Issuance of capital stock  .................................................................            .4         16.3
  Issuance of notes payable of Conseco, net...................................................         254.6         34.6
  Payments on notes payable of Conseco  ......................................................         (30.0)      (220.3)
  Payments on notes payable of subsidiaries - not direct obligations of Conseco...............         (31.0)       (11.0)
  Payments to repurchase equity securities of Conseco.........................................         (92.4)      (256.7)
  Payments to repurchase equity securities of subsidiaries....................................           -          (21.1)
  Investment borrowings.......................................................................         456.5        (17.4)
  Deposits to insurance liabilities...........................................................       1,029.8        169.9
  Withdrawals from insurance liabilities......................................................        (841.5)       (81.6)
  Dividends paid .............................................................................         (14.6)       (15.6)
                                                                                                  ----------    ---------

           Net cash provided (used) by financing activities...................................         731.8       (402.9)
                                                                                                   ---------    ---------

           Net increase (decrease) in short-term investments..................................         176.5       (194.4)

Short-term investments, beginning of period...................................................         295.4        666.4
                                                                                                   ---------     --------

Short-term investments, end of period.........................................................       $ 471.9    $   472.0
                                                                                                   =========    =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.


                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)



     The following notes should be read in conjunction with the notes to consolidated financial statements included in the 1994 Form 10-K of Conseco, Inc. ("We", "Conseco" or the "Company"). The consolidated balance sheet as of June 30, 1995, the consolidated statements of operations for the three and six month periods ended June 30, 1995, and the consolidated statement of cash flows for the six months ended June 30, 1995, presented in the Company's Form 10-Q for the quarterly period ended June 30, 1995, have been restated to reflect the consolidation of the accounts of CCP Insurance, Inc. ("CCP") effective January 1, 1995 (see "Basis of Presentation - Consolidation issues" below).

     BASIS OF PRESENTATION

     Our unaudited consolidated financial statements as of and for the periods ended June 30, 1995 and 1994, reflect all adjustments, consisting only of normal recurring items, which are necessary to present fairly Conseco's financial position and results of operations on a basis consistent with that of our prior audited consolidated financial statements. We have reclassified certain amounts from the prior period to conform to the 1995 presentation.

     Consolidation issues. In August 1995, Conseco completed the purchase of all of the shares of common stock of CCP we did not previously own in a transaction pursuant to which CCP was merged with Conseco, with Conseco being the surviving corporation. Accordingly, the accompanying financial statements have been restated to include the accounts of CCP on the consolidated basis effective January 1, 1995. Such restatement has no effect on the net income or shareholders' equity we report.

     Prior to its initial public offering ("IPO") on February 15, 1994, Western National Corporation ("WNC") was a wholly owned subsidiary of Conseco. We sold 60 percent of our equity interest in WNC in the IPO. After the IPO, we no longer had unilateral control of WNC and we ceased including the accounts of WNC in our consolidated financial statements. We sold our remaining 40 percent interest in WNC on December 23, 1994. Therefore, we had no earnings from WNC in the first six months of 1995 and our equity in earnings of WNC in the first six months of 1994 reflected: (i) all of WNC's earnings for the period through February 15, 1994; and (ii) 40 percent of WNC's earnings for the period from February 15, 1994, through June 30, 1994.

     Conseco Capital Partners II, L.P. ("Partnership II") acquired American Life Group, Inc. ("AGP," formerly The Statesman Group, Inc. prior to its name change in August 1995) on September 29, 1994 (the "Acquisition"). After the Acquisition, Partnership II owns 80 percent of the outstanding shares of AGP's common stock. Because Conseco Partnership Management, Inc., a wholly owned subsidiary of Conseco, is the sole general partner of Partnership II, Conseco controls Partnership II and AGP, even though its ownership interest is less than 50 percent. Because of this control, Conseco's consolidated financial statements are required to include the accounts of Partnership II and AGP. Immediately after the Acquisition, Conseco, through its direct investment and through its equity interests in the investments made by Bankers Life Holding Corporation ("BLH"), CCP and WNC, had a 27 percent ownership interest in AGP. At June 30, 1995, Conseco's ownership interest in AGP had increased to 28 percent as the net result of changes in our ownership percentage in BLH and CCP, partially offset by: (i) the sale of Conseco's 40 percent equity interest in WNC on December 23, 1994, and; (ii) the sale of a portion of CCP's investment in AGP to an unaffiliated company.

     We accounted for the Acquisition of AGP using the purchase method of accounting. Under purchase accounting, we allocated the total purchase cost of AGP to the assets and liabilities acquired based on their fair values, with the excess of the total purchase cost over the fair value of the net assets acquired recorded as goodwill.

     ADJUSTMENT TO ACTIVELY MANAGED FIXED MATURITIES

     We classify fixed maturity investments into three categories: "actively managed" (which are carried at estimated fair value), "trading account" (which are carried at estimated fair value) and "held to maturity" (which are carried at amortized cost). We did not classify any fixed maturity investments in the trading account or held to maturity categories at June 30, 1995.

     Adjustments to carry actively managed fixed maturity investments at fair value have no effect on our earnings. We record them, net of tax and other adjustments, as an adjustment to shareholders' equity. The following table summarizes the effect of these adjustments on Conseco's actively managed fixed maturities as of June 30, 1995.

                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)




                                                                                       Effect of fair value
                                                                             Balance      adjustment to
                                                                             before      actively managed      Reported
                                                                           adjustment    fixed maturities       amount
                                                                           ----------    ----------------       ------
                                                                                       (Dollars in millions)
Actively managed fixed maturities........................................  $11,982.8       $ 382.9            $12,365.7
Cost of policies purchased...............................................    1,249.4        (111.1)             1,138.3
Cost of policies produced................................................      403.1         (17.5)               385.6
Income tax liabilities...................................................      128.4         (91.3)                37.1
Minority interest........................................................      477.2         129.7                606.9
Unrealized appreciation of securities....................................        1.2          33.3                 34.5

BANKERS LIFE HOLDING CORPORATION

       On June 28, 1995, we completed the program to acquire additional shares of BLH common stock approved by the Company's Board of Directors on May 26, 1995. A total of 12.8 million shares were purchased for $262.4 million in open market and negotiated transactions during 1995. The shares purchased represented 24 percent of the outstanding shares of BLH common stock increasing our ownership of BLH to 85 percent. We funded the acquisition with available cash and proceeds from our revolving credit agreements. Income tax expense was reduced by $66.5 million in the second quarter of 1995 as a result of the release of deferred income taxes previously accrued on undistributed income related to BLH. Such deferred tax is no longer required since we now own over 80 percent of BLH and the income this tax relates to can be distributed to Conseco without the payment of such tax.

       We were required to use step-basis accounting when we acquired additional shares of BLH common stock in 1995 and previous acquisitions. As a result, the assets and liabilities of BLH included in our June 30, 1995 consolidated balance sheet represent the following combination of values: (i) the portion of BLH's net assets acquired by Conseco in the November 1992 acquisition is valued as of that acquisition date; (ii) the portion of BLH's net assets acquired in September 1993 is valued as of that date; (iii) the portion of BLH's net assets acquired during 1995 is valued as of the date of their purchase (for accounting convenience June 30, 1995, has been used); and (iv) the portion of BLH's net assets owned by minority interests is valued based on a combination of (i) -
(iii) and the historical bases of the net assets acquired in the initial acquisition in 1992.

       The acquisition of additional shares of BLH common stock in 1995 had the following effects on Conseco's consolidated balance sheet accounts (dollars in millions):


                      Income taxes.......................................    $  23.1
                      Cost of policies purchased.........................     (189.9)
                      Cost of policies produced..........................       99.1
                      Goodwill...........................................      (76.9)
                      Insurance liabilities..............................       24.5
                      Other..............................................        1.8
                      Minority interest .................................     (144.1)
                                                                             -------

                           Cash used.....................................    $(262.4)

                                                                             =======

                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)



     PRO FORMA DATA

     The pro forma data are presented as if the following transactions had all occurred on January 1, 1994: (i) the acquisition of additional shares of BLH common stock in 1995; (ii) the acquisition of AGP by Partnership II; (iii) the IPO of WNC; and (iv) the sale by Conseco of its remaining 40 percent equity interest in WNC.

                                                                                                       Six months
                                                                                                          ended
                                                                                                     June 30,1994(a)
                                                                                                     ---------------
                                                                                                  (Dollars in millions,
                                                                                                   except per share data)

Revenues.........................................................................................     $1,003.0
Income before extraordinary charge...............................................................         61.4
Income before extraordinary charge per common share:
       Primary...................................................................................         1.90
       Fully diluted.............................................................................         1.90

(a)    Excluded from revenues, income before extraordinary charge, income before
       extraordinary   charge  per  primary   common  share  and  income  before
       extraordinary  charge per fully diluted common share are amounts  related to the IPO of WNC of $65.3  million,  $42.4  million,  $1.55  and  $1.36, respectively.

     CHANGES IN NOTES PAYABLE

     Notes payable of Conseco

      In June 1995, the maximum borrowings permitted under our revolving credit facility was increased by $50.0 million to $250.0 million. At June 30, 1995, we had drawn $225.0 million under this facility. The average interest rate on the borrowings was 6.8 percent at June 30, 1995.

     At June 30, 1995, notes payable of Conseco include the senior notes of CCP due 2004. The senior notes bear interest at 10.5 percent payable semi-annually, are unsecured and rank pari passu with all other unsecured and unsubordinated debt of Conseco. The notes are not redeemable prior to maturity and are publicly traded on the New York Stock Exchange.

    Notes payable of Partnership II entities (not direct obligations of Conseco)

     During March 1995, AGP made a scheduled $15.0 million principal payment on its senior term loan. The interest rates on this loan at June 30, 1995, were
8.25 percent for the $115.0 million borrowed under Tranche A and 8.75 percent for the $40.0 million borrowed under Tranche B.

     During the six months ended June 30, 1995, $9.1 million principal amount of AGP's debentures was converted and retired. Cash to pay holders of the convertible debentures that remain outstanding is being held in escrow until the convertible debentures are retired.

     Notes payable of BLH (not direct obligations of Conseco)

     During April 1995, BLH made a scheduled $16.0 million principal payment on its senior term loan. The interest rate on this loan was 8.3 percent at June 30, 1995.

                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)




     CHANGES IN CAPITAL STOCK

     We repurchased 2.0 million shares of our common stock during the first six months of 1995 as part of our previously announced stock repurchase program. The total cost of shares repurchased during the first six months of 1995 of $92.4 million was allocated to shareholders' equity accounts as follows: (i) $15.0 million to common stock and additional paid-in capital (such allocation was based on the average common stock and paid-in capital balance per share); and
(ii) $77.4 million to retained earnings. In April 1995, we announced that we had terminated our common stock repurchase program.

     During the first six months of 1995, we issued 44,848 shares of common stock upon the exercise of stock options. Proceeds from the exercise of options of $.4 million and the related tax benefit of $.1 million were added to common stock and additional paid-in capital.

     During the first six months of 1995, we issued 4,051 shares of common stock to employee benefit plans. Additionally, we added $2.0 million to common stock and additional paid-in capital related to employee benefit plans.

     REINSURANCE

     The cost of reinsurance ceded for policies containing mortality or morbidity risks totaled $33.3 million and $12.2 million in the first six months of 1995 and 1994, respectively. We deducted this cost from insurance policy income. Reinsurance premiums assumed on policies containing mortality risks totaled $3.4 million and $2.4 million in the first six months of 1995 and 1994, respectively. Reinsurance recoveries netted against insurance policy benefits totaled $26.6 million and $10.6 million in the first six months of 1995 and 1994, respectively.

     Certain annuity policies that were sold by WNC, and subsequently ceded to CCP through a reinsurance agreement, with an accumulated account balance of approximately $73 million at June 30, 1995, are subject to a provision whereby they may be recaptured by WNC. WNC informed the Company in February 1995 that it wished to exercise its option to recapture these policies. This recapture will transpire upon the establishment of a mutually agreed upon value for the business.

     CHANGES IN MINORITY INTEREST

     Changes in the 1995 balances include the acquisition of 12.8 million shares of BLH common stock in 1995 (described above under "Bankers Life Holding Corporation") which increased our common ownership of BLH to 85 percent. Minority interest at June 30, 1995, included: (i) $82.7 million interest in the common stock of BLH; (ii) $99.0 million interest in the redeemable preferred stock of a subsidiary of AGP; (iii) $15.1 million interest in preferred stock of AGP; (iv) $148.1 million interest in Partnership II and the common stock of AGP and its subsidiaries.

     Changes in minority interest during the first six months of 1995 and 1994 are summarized below:


                                                                                                   1995          1994
                                                                                                   ----          ----
                                                                                                     (Dollars in millions)
Minority interest, beginning of period...........................................................  $321.7        $223.8
    Consolidation of CCP, effective January 1, 1995..............................................   191.2           -
    Changes in investments made by minority shareholders:
       Repurchase by CCP of its common stock.....................................................   (44.6)          -
       Purchase of BLH common stock by Conseco...................................................  (144.1)          -
       Repurchase by BLH of its common stock.....................................................     -           (21.1)
    Minority  interests'  equity in the  change  in  financial  position  of the
     Company's subsidiaries:
       Net income................................................................................    64.8          22.6
       Unrealized appreciation (depreciation) of securities .....................................   228.7         (32.2)
       Dividends.................................................................................   (10.8)         (7.2)
                                                                                                   ------        ------

Minority interest, end of period ................................................................  $606.9        $185.9
                                                                                                   ======        ======

                         CONSECO, INC. AND SUBSIDIARIES



     PENDING MERGER

     On May 21, 1995, Conseco and CCP signed a definitive merger agreement under which Conseco will acquire all of the approximately 11.8 million CCP shares that Conseco does not already own for $23.25 per share in cash. The transaction requires the approval of holders of a majority of CCP's outstanding shares (other than shares held by Conseco) voting at a special stockholders meeting which will be held on August 25, 1995.

     SUBSEQUENT EVENT

     AGP has filed a registration statement with the Securities and Exchange Commission with respect to a proposed public offering of 15.0 million shares of its common stock. The offering includes 9.1 million shares held by AGP's current shareholders and 5.9 million newly issued shares to be offered directly by AGP. The current shareholders will grant the underwriters an option to purchase up to
2.2 million additional shares, representing their entire remaining interest in American Life, to cover over-allotments, if any.